EXHIBIT 5.01

November 3, 2017

Amyris, Inc.

5885 Hollis Street, Ste. 100

Emeryville, California 94608

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by Amyris, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on November 3, 2017, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of up to 26,209,764 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), which Shares consist of (i) outstanding shares of Common Stock held by certain selling stockholders of the Company (the “Selling Stockholders”), (ii) shares of Common Stock issuable by the Company to the Selling Stockholders upon the exercise of warrants issued by the Company to such Selling Stockholders (the “Warrants”) pursuant to the Securities Purchase Agreements, each dated August 2, 2017, between the Company and the investors named therein (the “Purchase Agreements”), and (iii) shares of Common Stock issuable by the Company to certain of the Selling Stockholders upon conversion of shares of the Company’s Series D Convertible Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”) issued by the Company to such Selling Stockholders pursuant to the Purchase Agreements and the Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock filed with the Secretary of State of Delaware on August 3, 2017 (the “Series D Certificate of Designation” and, together with the Warrants and the Purchase Agreements, the “Transaction Documents”). The Shares may be sold from time to time by the Selling Stockholders as set forth in the Registration Statement and the prospectus contained within the Registration Statement (the “Prospectus”).

As to matters of fact relevant to this opinion, we have relied upon our examination of the following documents: (i) the Registration Statement and the Exhibits filed as a part thereof or incorporated therein by reference; (ii) the Prospectus; (iii) the Company’s Restated Certificate of Incorporation, filed with the Delaware Secretary of State on September 30, 2010, and certified by the Delaware Secretary of State on September 30, 2010, as amended by that certain Certificate of Amendment of the Restated Certificate of Incorporation filed with the Delaware Secretary of State on May 9, 2013 and certified by the Delaware Secretary of State on May 9, 2013, that certain Certificate of Amendment of the above-described Restated Certificate of Incorporation, dated May 12, 2014 and certified by the Delaware Secretary of State on May 12, 2014, that certain Certificate of Amendment of the above-described Restated Certificate of Incorporation, dated September 18, 2015 and certified by the Delaware Secretary of State on September 18, 2015, that certain Certificate of Amendment of the above-described Restated Certificate of Incorporation, dated May 18, 2016 and certified by the Delaware Secretary of State on May 18, 2016, and that certain Certificate of Amendment of the Restated Certificate of Incorporation, dated June 5, 2017 and certified by the Delaware Secretary of State on June 5, 2017, including the Company’s Certificate of Designation of Preferences, Rights and Limitations of Series A 17.38% Convertible Preferred Stock, the Company’s Certificate of Designation of Preferences, Rights and Limitations of Series B 17.38% Convertible Preferred Stock, the Company’s Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock, all three filed with the Delaware Secretary of State on May 8, 2017, and the Series D Certificate of Designation, filed with the Delaware Secretary of State on August 3, 2017 (such Restated Certificate of Incorporation of the Company, as so amended, the “Restated Certificate”); (iv) the Company’s Restated Bylaws, certified by the Company’s Assistant Secretary on December 22, 2016 (the “Bylaws”); (v) corporate proceedings and actions of the Company’s Board of Directors and stockholders with respect to the approval or authorization of the Restated Certificate and the Bylaws, the Transaction Documents, and the Registration Statement; (vi) records of the outstanding capital stock and other outstanding securities of the Company that the Company has provided to us (including a certificate from the Company’s transfer agent of even date herewith verifying the number of the Company’s issued and outstanding shares of Common Stock as of November 2, 2017); (vii) a Certificate of Good Standing issued by the Delaware Secretary of State dated November 3, 2017, stating that the Company is duly incorporated under the laws of the State of Delaware and is in good standing under the laws of the State of Delaware (the “Good Standing Certificate”); and (viii) factual representations and warranties made to us by the Company, including those contained in an Opinion Certificate of the Company dated of even date herewith. We have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, the absence of any other extrinsic agreements or documents that might change or affect the interpretation or terms of any document we have reviewed and the due authorization, execution and delivery of all documents. We have also assumed that any certificates or instruments representing the Shares have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the existing laws of the State of California and the existing Delaware General Corporation Law (collectively, the “Applicable Laws”).

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With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Good Standing Certificate and representations made to us by the Company. With respect to our opinion expressed in paragraph (2) below, we have assumed that, (i) at or prior to the time of issuance of the Shares, the Registration Statement will have been declared effective under the Securities Act with respect to all of the Shares, and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of the Shares, and (ii) the Transaction Documents will remain in full force and effect through the time of issuance of any Shares and will not be amended in any manner that effects the validity of the issuance of, or payment for, any Shares.

With respect to our opinion expressed in paragraph (2) below, we have also assumed that: (a) no change or changes to the number of authorized or outstanding shares of the Common Stock, the par value per share of the Common Stock, or any of the Transaction Documents will occur that would (i) cause the exercise price per share of Common Stock or the conversion price per share of Common Stock under any of the Transaction Documents, as applicable, to be less than the par value per share of the Common Stock, or (ii) cause the Company to have insufficient authorized, unissued and unreserved shares of Common Stock available to satisfy its obligations to issue the Shares under any of the Transaction Documents; and (b) if necessary, all required action, resolutions and approvals of the Company’s Board of Directors and stockholders will be timely and validly taken and obtained so that, at each time a Warrant is exercised or the Series D Preferred Stock is converted into shares of Common Stock, (i) the number of Shares issuable upon such exercise or conversion will not exceed the number of shares of Common Stock then authorized under the Restated Certificate that are not then issued or outstanding or reserved for issuance with respect to any other then outstanding securities of the Company and (ii) the exercise price per share of Common Stock or the conversion price per share of Common Stock under any Transaction Document, as applicable, is not less than the par value per share of the Common Stock.

Opinions. Based upon and subject to the foregoing, we are of the following opinion:

(1)    The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware.

(2)    The Shares that may be sold by the Selling Stockholders pursuant to the Registration Statement will, when delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus, and when issued in accordance with the terms and conditions of the applicable Transaction Document, be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments or supplements thereto.

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This opinion is intended solely for use in connection with the issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, is based solely on our understanding of facts in existence as of such date and does not address any potential changes in facts, circumstance or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

By: /s/ Daniel Winnike
Daniel Winnike, a Partner

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